Exhibit 99.1

Evolent Health Announces Fourth Quarter and Full Year 2022 Results

WASHINGTON (February 22, 2023) – Evolent Health, Inc. (NYSE: EVH), a health care company that delivers proven clinical and administrative solutions to payers and providers, today announced financial results for the quarter ended December 31, 2022.

Highlights from the fourth quarter and full year 2022 announcement include:

Quarter ended December 31, 2022:

•Revenue of $382.4 million, an increase of $134.1 million, or 54.0%, from the three months ended December 31, 2021.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $11.3 million resulting in a net loss margin of (3.0)%.
•Achieved Adjusted EBITDA of $32.3 million resulting in an Adjusted EBITDA margin of 8.4%.
•Total Lives on Platform of 20.6 million as of December 31, 2022, composed of 2.2 million Evolent Health Services Lives on Platform and 18.5 million Clinical Solutions Lives on Platform, compared to 17.7 million Total Lives on Platform as of December 31, 2021.
•Total cases managed during the quarter within surgical management and advanced care planning totaled 15.7 thousand, yielding an average per case revenue of $2.8 thousand.

Full year ended December 31, 2022:

•Revenue of $1,352.0 million, an increase of $444.1 million, or 48.9%, from the year ended December 31, 2021.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $19.2 million resulting in a net loss margin of (1.4)%.
•Achieved Adjusted EBITDA of $106.3 million resulting in an Adjusted EBITDA margin of 7.9%.

For 2023, Evolent announced the following new operating partnerships to begin the 2023-year sales cycle:

•In January 2023, the Company announced a significant sale of its Performance Suite offering to an existing client, the fifth largest health insurance Company in the United States as measured by membership. Evolent will provide its oncology solution to Medicare Advantage patients in both Florida and Arizona, driving over $250M in new revenue in 2024. This new agreement is anticipated to go live in mid-2023;
•A new Performance Suite agreement for 2023 with a large regional health plan within Evolent Care Partners. The agreement includes up and downside risk for an initial population of Medicare Advantage lives.

Seth Blackley, Chief Executive Officer, and Co-Founder of Evolent Health stated, “The fourth quarter of 2022 caps off a highly successful year of financial performance and strong execution against our strategic and operational goals. We carry strong momentum into 2023 and we are highly focused on continuing to execute against our three core operating priorities. I’d also like to thank our team of approximately 4,000 employees for their commitment to our mission and their contributions to the strength of Evolent.”

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See Financial Statement Presentation and Non-GAAP Financial Measures for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”):

•Revenue of $382.4 million and $248.4 million for the three months ended December 31, 2022 and 2021, respectively, and $1,352.0 million and $908.0 million for the years ended December 31, 2022 and 2021, respectively.
•Cost of revenue of $299.4 million and $164.5 million for the three months ended December 31, 2022 and 2021, respectively, and $1,035.4 million and $657.6 million for the years ended December 31, 2022 and 2021, respectively.
•Selling, general and administrative expenses of $82.9 million and $66.9 million for the three months ended December 31, 2022 and 2021, respectively, and $269.3 million and $219.5 million for the years ended December 31, 2022 and 2021, respectively.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(11.3) million and $(5.6) million for the three months ended December 31, 2022 and 2021, respectively, and $(19.2) million and $(37.6) million for the years ended December 31, 2022 and 2021, respectively.
◦Net loss margin of (3.0)% and (2.3)% for the three months ended December 31, 2022 and 2021, respectively, and (1.4)% and (4.1)% for the years ended December 31, 2022 and 2021, respectively.
•Loss attributable to common shareholders of Evolent Health, Inc., per basic and diluted share, of $(0.11) and $(0.06) for the three months ended December 31, 2022 and 2021, respectively, and $(0.20) and $(0.44) for the years ended December 31, 2022 and 2021, respectively.

Segment Highlights: Clinical Solutions

•Revenue of $281.5 million, up 74.7%, from $161.1 million from the three months ended December 31, 2021.
•Adjusted EBITDA of $26.7 million and $29.5 million for the three months ended December 31, 2022 and 2021, respectively.
◦Adjusted EBITDA margin of 9.5% and 18.3% for the three months ended December 31, 2022 and 2021, respectively.
•Clinical Solutions Lives on Platform in our Performance Suite was 3.3 million as of December 31, 2022 with a Clinical Solutions Performance suite Average PMPM of $25.78 for the three months ended December 31, 2022 resulting in revenue of $224.6 million. Clinical Solutions Lives on Platform in in our New Century Health Technology and Services suite Lives on Platform was 15.2 million as of December 31, 2022 with an Average PMPM of $0.29 for the three months ended December 31, 2022 resulting in revenue of $13.1 million. Clinical Solutions Cases was 15.7 thousand with a quarterly Revenue per Case of $2.8 thousand for the three months ended December 31, 2022 resulting in revenue of $43.8 million.

Segment Highlights: Evolent Health Services

•Revenue of $101.0 million, up 15.7%, from $87.2 million from the three months ended December 31, 2021.
•Adjusted EBITDA of $16.1 million and $7.9 million for the three months ended December 31, 2022 and 2021, respectively.
◦Adjusted EBITDA margin of 15.9% and 9.1% for the three months ended December 31, 2022 and 2021, respectively.
•Evolent Health Services Lives on Platform was 2.2 million as of December 31, 2022 with Evolent Health Services Average PMPM of $15.29 for the three months ended December 31, 2022.

Total cash and cash equivalents was $188.2 million as of December 31, 2022.

Adjusted Results

•Adjusted cost of revenue of $296.8 million and $163.8 million for the three months ended December 31, 2022 and 2021, respectively, and $1,029.4 million and $655.0 million for the years ended December 31, 2022 and 2021, respectively.

•Adjusted selling, general and administrative expenses of $53.3 million and $60.2 million for the three months ended December 31, 2022 and 2021, respectively, and $216.3 million and $186.6 million for the years ended December 31, 2022 and 2021, respectively.
•Adjusted EBITDA of $32.3 million and $24.3 million for the three months ended December 31, 2022 and 2021, respectively, and $106.3 million and $66.3 million for the years ended December 31, 2022 and 2021, respectively.
◦Adjusted EBITDA margin of 8.4% and 9.8% for the three months ended December 31, 2022 and 2021, respectively, and 7.9% and 7.3% for the years ended December 31, 2022 and 2021, respectively.
•Adjusted income attributable to common shareholders of $10.4 million and $6.9 million for the three months ended December 31, 2022 and 2021, respectively, and $89.2 million and $1.3 million for the years ended December 31, 2022 and 2021, respectively.
•Adjusted income per share attributable to common shareholders of $0.10 and $0.08 for the three months ended December 31, 2022 and 2021, respectively, and $0.95 and $0.02 for the years ended December 31, 2022 and 2021, respectively.

Business Outlook
We do not believe we can meaningfully reconcile guidance for non-GAAP Adjusted EBITDA to net income (loss) attributable to common shareholders of Evolent Health, Inc. because the company cannot provide guidance for the more significant reconciling items between net income (loss) attributable to common shareholders of Evolent Health, Inc. and Adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, and as a result from changes to our business due to acquisitions and other events. Such items may, from time to time, include gain on transfer of membership; loss on repayment/extinguishment of debt; gain from equity method investees, change in fair value of contingent consideration, change in tax receivable agreement liability, other income (expense), repositioning costs, stock-based compensation expense, severance costs, amortization of contract cost assets, strategy and shareholder advisory expenses, acquisition-related costs, loss from discontinued operations, and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains (losses) or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments are not currently determinable but may be significant.

The first quarter 2023 and full year 2023 guidance presented below includes the impact of the NIA transaction which closed on January 20, 2023.

First Quarter 2023 Guidance

For the three months ending March 31, 2023, revenue is expected to be in the range of approximately $420 million to $440 million. Adjusted EBITDA is expected to be in the range of approximately $45 million to $50 million.

Full Year 2023 Guidance

Revenue for the year ending December 31, 2023 is expected to be in the range of approximately $1.92 billion to $1.96 billion. Adjusted EBITDA is expected to be in the range of approximately $180 million to $200 million.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Additional Outlook Information

Cash deployed for software development is expected to be in the range of $35 million - $40 million for the year ended December 31, 2023.

Web and Conference Call Information

As previously announced, Evolent Health, Inc. will hold a conference call to discuss its fourth quarter performance this evening, February 22, 2023, at 5:00 p.m., Eastern Time. To listen to a live broadcast via the internet and view the accompanying materials, please visit the Company's Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company's website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

About Evolent Health

Evolent Health (NYSE: EVH) delivers proven clinical and administrative solutions that improve whole-person health while making health care simpler and more affordable. Our solutions encompass total cost of care management, specialty care management, and administrative simplification. Evolent serves a national base of leading payers and providers, is the first company to receive the National Committee for Quality Assurance's Population Health Program Accreditation, and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

Contacts:

Seth Frank
Investor Relations
sfrank@evolenthealth.com

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Change in the Fair Value of Contingent Consideration, Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted Income Available to Common Shareholders and Adjusted Income per Common Share Available to Common Shareholders, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs related to acquisitions and business combinations, securities offerings, discontinued operations and strategy and shareholder advisory services. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long-term operational costs while removing the effect of acquisition-related costs, severance and termination payments and non-cash items such as stock-based compensation expenses. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses. Adjustments for acquisition-related costs incurred generally represent professional service fees and direct expenses related to acquisitions. We do not consider the amount of acquisition-related costs to be a representative component of the day-to-day operating performance of our business.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through asset acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Change in the Fair Value of Contingent Consideration is defined as changes in the fair value of contingent consideration adjusted to exclude the impact of contingent consideration related to contingent consideration incurred through asset acquisitions and business combinations. Management uses Adjusted Change in the Fair Value of Contingent Consideration as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of (gain) loss on disposal of assets and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures. Management uses Adjusted Total Operating Expenses and Adjusted Operating Income (Loss) because the removal of acquisition costs, severance or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance, and believes these measures are useful to investors because they give investors insight into our core operating performance.

Adjusted EBITDA is defined as net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, provision (benefit) for income taxes, depreciation and amortization expenses, adjusted to exclude gain on transfer of membership, loss on extinguishment/repayment of debt, net, gain from equity method investees, changes in fair value of contingent consideration, change in the tax receivable agreement liability, other income (expense), net, repositioning costs, stock-based compensation expense, severance costs, amortization of contract cost assets, strategy and shareholder advisory services, acquisition-related costs and loss from discontinued operations.

Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, severance or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted EBITDA Margin is as defined Adjusted EBITDA divided by Revenue. Management uses Adjusted EBITDA Margin as a supplemental performance measure because it allows the investor to understand operational performance compared to revenues over time. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Income Available to Common Shareholders is defined as net loss attributable to common shareholders of Evolent Health, Inc. adjusted to exclude gain from equity method investees, other income (expense), net, gain on transfer of membership, loss on extinguishment of debt, net, loss on repayment of debt, changes in fair value of contingent consideration, change in tax receivable agreement liability, purchase accounting adjustments, repositioning costs, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, gain (loss) from discontinued operations, strategy and shareholder advisory services and acquisition-related costs.

Adjusted Income per Share Available to Common Shareholders is defined as Adjusted Income Available to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management uses Adjusted Income Available to Common Shareholders and Adjusted Income per Share Available to Common Shareholders because excluding non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Lives on Platform and Per Member Per Month (“PMPM”) Fee

Total Lives on Platform are calculated by summing our Evolent Health Services Lives on Platform and our Clinical Solutions Lives on Platform. Evolent Health Services Lives on Platform are calculated by summing members on our value-based care and comprehensive health plan administrative platform. Clinical Solutions Lives on Platform are calculated by summing the Clinical Solutions Lives on Platform in our Performance suite and New Century Health Technology and Services suite Lives on Platform.

Clinical Solutions Lives on Platform in our Performance Suite are calculated by summing members covered for oncology specialty care services and members covered for cardiology specialty care services for contracts not under ASO arrangements. New Century Health Technology and Services Suite Lives on Platform are calculated by summing members covered for oncology specialty care services, members covered for cardiology specialty care services and members covered for advance care planning services for contracts under ASO arrangements. Members covered for more than one category are counted in each category. Clinical Solutions Cases are calculated by summing the number of individuals receiving services through our IPG and Vital Decisions programs in a given period.

Clinical Solutions Performance Suite Average PMPM fee is defined as platform and operations services revenue pertaining to our Clinical Solutions Performance Suite during the period reported divided by the average of the beginning and ending Clinical Solutions Performance Suite Lives on Platform for the period divided by the number of months in the period. New Century Health Technology and Services Suite Average PMPM fee is defined as platform and operations revenue pertaining to the New Century Health Technology and Services Suite during the period reported divided by the average of the beginning and ending New Century Health Technology and Services Suite Lives on Platform for the period divided by the number of months in the period. Clinical Solutions Revenue per Case is calculated by the revenue pertaining to IPG and Vital Decisions divided by the number of cases for a given period.

Evolent Health Services average per member per month (“PMPM”) fee is defined as platform and operations revenue pertaining to the Evolent Health Services segment during the period reported divided by the average of the beginning and ending Evolent Health Services Lives on Platform for the period divided by the number of months in the period.

Management uses lives on platform, PMPM fees, cases and revenue per case because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Revenue(1)	$382,432	$248,358	$1,352,013	$907,957
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below)	299,368	164,480	1,035,429	657,551
Selling, general and administrative expenses	82,861	66,917	269,269	219,499
Depreciation and amortization expenses	19,781	15,075	67,195	60,037
Change in fair value of contingent consideration	(17,700)	14,100	(23,522)	13,281
Total operating expenses	384,310	260,572	1,348,371	950,368
Operating income (loss)	(1,878)	(12,214)	3,642	(42,411)
Interest income	604	96	1,369	407
Interest expense	(6,429)	(6,447)	(15,572)	(25,425)
Gain from equity method investees	629	454	4,569	13,179
Gain on transfer of membership	—	22,969	—	45,938
Loss on extinguishment/repayment of debt	—	(2,185)	(10,192)	(21,343)
Change in tax receivable agreement liability	(3,080)	—	(45,950)	—
Other income (expense), net	(73)	(73)	57	(146)
Loss from continuing operations before income taxes	(10,227)	2,600	(62,077)	(29,801)
Provision for (benefit from) income taxes	1,122	(453)	(43,376)	483
Loss from continuing operations	(11,349)	3,053	(18,701)	(30,284)
Loss from discontinued operations, net of tax (1)	—	(8,700)	(463)	(7,317)
Net loss attributable to common shareholders of Evolent Health, Inc.	$(11,349)	$(5,647)	$(19,164)	$(37,601)

Loss per common share
Basic and diluted:
Continuing operations	$(0.11)	$0.03	$(0.20)	$(0.35)
Discontinued operations	—	(0.09)	—	(0.09)
Basic and diluted loss per share attributable to common shareholders of Evolent Health, Inc.	$(0.11)	$(0.06)	$(0.20)	$(0.44)

Weighted-average common shares outstanding
Basic and diluted	99,798	88,326	93,699	86,067

Comprehensive loss
Net loss	$(11,349)	$(5,647)	$(19,164)	$(37,601)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	(134)	1	(816)	(84)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(11,483)	$(5,646)	$(19,980)	$(37,685)
————————
(1)Includes $0.5 million and $6.8 million of loss on disposal of discontinued operations for years ended December 31, 2022 and 2021, respectively.

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,
	2022	2021
Cash and cash equivalents	$188,200	$266,280
Restricted cash and restricted investments	26,958	88,662
Total current assets	478,054	523,960
Intangible assets, net	442,784	279,784
Goodwill	722,774	426,297
Total assets	1,817,293	1,419,458

Accounts payable	57,174	96,084
Accrued liabilities	111,198	107,241
Long-term debt, net of discount	412,986	215,676
Total liabilities	957,876	725,825

Total shareholders' equity	859,417	693,633
Total liabilities and shareholders' equity	1,817,293	1,419,458

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Year Ended December 31,
	2022	2021
Net cash and restricted cash used in continuing operations
Net cash and restricted cash provided by (used in) operating activities	$(11,553)	$38,747
Net cash and restricted cash used in investing activities	(259,115)	(15,786)
Net cash and restricted cash provided by (used in) financing activities	131,541	(29,548)
Effect of exchange rate on cash and cash equivalents and restricted cash	(657)	(52)
Net decrease in cash and cash equivalents and restricted cash	(139,784)	(6,639)
Cash and cash equivalents and restricted cash as of beginning-of-period (1)	354,942	361,581
Cash and cash equivalents and restricted cash as of end-of-period (1)	$215,158	$354,942

Net cash and restricted cash provided by (used in) discontinued operations
Cash flows provided by operating activities	$—	$5,002
Cash flows used in investing activities	—	(2,494)
————————
(1)As a result of the closing of the sale of True Health during the first quarter of 2021, the consolidated statement of operations and related financial information reflect the Company’s operations and assets and liabilities of True Health as discontinued operations. Cash flows and comprehensive income have not been adjusted and are included in the consolidated statements of cash flows and consolidated statements of comprehensive income (loss) for year ended December 31, 2021.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

	For the Three Months Ended December 31, 2022			For the Three Months Ended December 31, 2021			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue	$382,432	$—	$382,432	$248,358	$—	$248,358	$134,074	54.0%	$134,074	54.0%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (1)	299,368	(2,564)	296,804	164,480	(654)	163,826	134,888	82.0%	132,978	81.2%
Selling, general and administrative expenses (2)	82,861	(29,516)	53,345	66,917	(6,682)	60,235	15,944	23.8%	(6,890)	(11.4)%
Depreciation and amortization expenses (3)	19,781	(4,870)	14,911	15,075	(3,539)	11,536	4,706	31.2%	3,375	29.3%
Change in fair value of contingent consideration	(17,700)	17,700	—	14,100	(14,100)	—	(31,800)	(225.5)%	—	—%
Total operating expenses	384,310	(19,250)	365,060	260,572	(24,975)	235,597	123,738	47.5%	129,463	55.0%
Operating income (loss)	$(1,878)	$19,250	$17,372	$(12,214)	$24,975	$12,761	$10,336	84.6%	$4,611	36.1%

Total operating expenses as a percentage of total revenue	100.5%		95.5%	104.9%		94.9%
————
(1)Adjustments to cost of revenue include $1.4 million and $0.6 million in stock-based compensation expense for the three months ended December 31, 2022 and 2021, respectively, and $1.2 million of acquisition-related costs for the three months ended December 31, 2022.
(2)Adjustments to selling, general and administrative expenses include $13.2 million and $4.3 million in stock-based compensation expense and $4.0 million and $2.3 million of acquisition-related costs resulting from acquisitions and business combinations for the three months ended December 31, 2022 and 2021, respectively. Adjustments for the three months ended December 31, 2022 include $12.2 million of severance costs.
(3)Adjustments to depreciation and amortization expenses of approximately $4.9 million and $3.5 million for the three months ended December 31, 2022 and 2021, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

	For the Year Ended December 31, 2022			For the Year Ended December 31, 2021			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue	$1,352,013	$—	$1,352,013	$907,957	$—	$907,957	$444,056	48.9%	$444,056	48.9%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (1)	1,035,429	(6,067)	1,029,362	657,551	(2,538)	655,013	377,878	57.5%	374,349	57.2%
Selling, general and administrative expenses (2)	269,269	(52,949)	216,320	219,499	(32,872)	186,627	49,770	22.7%	29,693	15.9%
Depreciation and amortization expenses (3)	67,195	(20,841)	46,354	60,037	(20,529)	39,508	7,158	11.9%	6,846	17.3%
Change in fair value of contingent consideration	(23,522)	23,522	—	13,281	(13,281)	—	(36,803)	(277.1)%	—	—%
Total operating expenses	1,348,371	(56,335)	1,292,036	950,368	(69,220)	881,148	398,003	41.9%	410,888	46.6%
Operating income (loss)	$3,642	$56,335	$59,977	$(42,411)	$69,220	$26,809	$46,053	108.6%	$33,168	123.7%

Total operating expenses as a percentage of total revenue	99.7%		95.6%	104.7%		97.0%
————
(1)Adjustments to cost of revenue include $4.4 million and $2.3 million in stock-based compensation expense for the year ended December 31, 2022 and 2021, respectively, and $1.7 million acquisition-related costs for the year ended December 31, 2022.
(2)Adjustments to selling, general and administrative expenses include $29.6 million and $14.4 million in stock-based compensation expense and $10.0 million and $4.2 million of acquisition-related costs resulting from acquisitions and business combinations for the year ended December 31, 2022 and 2021, respectively. Adjustments for the year ended December 31, 2022 also include $13.3 million of severance costs.
(3)Adjustments to depreciation and amortization expenses of approximately $20.8 million and $20.5 million for the year ended December 31, 2022 and 2021, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

Evolent Health, Inc.
Segment Results
(in thousands, unaudited)

	Evolent Health Services	Clinical Solutions	Intersegment Eliminations	Subtotal	Corporate (1)	Consolidated Total
Revenue
For the Three Months Ended December 31, 2022
Total revenue	$101,224	$281,451	$(243)	$382,432	$—	$382,432

For the Three Months Ended December 31, 2021
Total revenue	$87,703	$161,113	$(458)	$248,358	$—	$248,358

	Evolent Health Services	Clinical Solutions	Subtotal	Corporate (1)	Consolidated Total
For the Three Months Ended December 31, 2022
Adjusted EBITDA	$16,082	$26,651	$42,733	$(10,451)	$32,282

For the Three Months Ended December 31, 2021
Adjusted EBITDA	$7,943	$29,464	$37,407	$(13,108)	$24,299

	Evolent Health Services	Clinical Solutions	Intersegment Eliminations	Subtotal	Corporate (1)	Consolidated Total
Revenue
For the Year Ended December 31, 2022
Total revenue	$408,371	$944,511	$(869)	$1,352,013	$—	$1,352,013

For the Year Ended December 31, 2021
Total revenue	$311,627	$598,144	$(1,814)	$907,957	$—	$907,957

	Evolent Health Services	Clinical Solutions	Subtotal	Corporate (1)	Consolidated Total
For the Year Ended December 31, 2022
Adjusted EBITDA	$57,936	$78,639	$136,575	$(30,244)	$106,331

For the Year Ended December 31, 2021
Adjusted EBITDA	$17,063	$82,920	$99,983	$(33,666)	$66,317
————————
(1)Corporate includes various finance, human resources, legal, executive and other corporate infrastructure expenses.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Net loss attributable to common shareholders of Evolent Health, Inc.	$(11,349)	$(5,647)	$(19,164)	$(37,601)
Net loss margin	(3.0)%	(2.3)%	(1.4)%	(4.1)%

Less:
Interest income	604	96	1,369	407
Interest expense	(6,429)	(6,447)	(15,572)	(25,425)
Benefit from (provision for) income taxes	(1,122)	453	43,376	(483)
Depreciation and amortization expenses	(19,781)	(15,075)	(67,195)	(60,037)
Gain on transfer of membership	—	22,969	—	45,938
Change in tax receivable agreement liability	(3,080)	—	(45,950)	—
Loss on extinguishment/repayment of debt, net	—	(2,185)	(10,192)	(21,343)
Gain from equity method investees	629	454	4,569	13,179
Change in fair value of contingent consideration	17,700	(14,100)	23,522	(13,281)
Other income (expense), net	(73)	(73)	57	(146)
Repositioning costs	—	(1,275)	—	(7,318)
Stock-based compensation expense	(14,631)	(4,957)	(33,981)	(16,711)
Severance costs	(12,230)	(146)	(13,265)	(198)
Amortization of contract cost assets	(20)	(43)	(99)	(476)
Strategy and shareholder advisory expenses	—	—	—	(6,513)
Acquisition costs	(5,198)	(917)	(11,671)	(4,194)
Loss from discontinued operations (1)	—	(8,700)	(463)	(7,317)
Adjusted EBITDA	$32,282	$24,299	$106,331	$66,317

Adjusted EBITDA margin	8.4%	9.8%	7.9%	7.3%
————————
(1)Includes $0.5 million and $6.8 million loss on disposal of discontinued operations for the years ended December 31, 2022 and 2021, respectively.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	Evolent Health Services		Clinical		Corporate
	For the Three Months Ended December 31,		For the Three Months Ended December 31,		For the Three Months Ended December 31,
	2022	2021	2022	2021	2022	2021
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	$(6,667)	$(3,348)	$7,458	$22,480	$(12,140)	$(24,779)
Net income (loss) margin	(6.6)%	(3.8)%	2.6%	14.0%

Less:
Interest income	—	—	—	—	604	96
Interest expense	—	—	—	—	(6,429)	(6,447)
Benefit from (provision for) income taxes	—	—	—	—	(1,122)	453
Depreciation and amortization expenses	(9,547)	(9,968)	(10,234)	(5,107)	—	—
Gain on transfer of membership	—	—	—	—	—	22,969
Change in tax receivable agreement liability	—	—	—	—	(3,080)	—
Loss on extinguishment/repayment of debt, net	—	—	—	—	—	(2,185)
Gain from equity method investees	—	—	—	—	629	454
Change in fair value of contingent consideration	—	—	—	—	17,700	(14,100)
Other expense, net	—	—	—	—	(73)	(73)
Repositioning costs	—	(671)	—	—	—	(604)
Stock-based compensation expense	(1,118)	(611)	(5,032)	(1,350)	(8,481)	(2,996)
Severance costs	(12,071)	2	—	—	(159)	(148)
Amortization of contract cost assets	(13)	(43)	—	—	(7)	—
Acquisition costs	—	—	(3,927)	(527)	(1,271)	(390)
Loss from discontinued operations	—	—	—	—	—	(8,700)
Adjusted EBITDA	$16,082	$7,943	$26,651	$29,464	$(10,451)	$(13,108)

Adjusted EBITDA margin	15.9%	9.1%	9.5%	18.3%

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	Evolent Health Services		Clinical		Corporate
	For the Year Ended December 31,
	2022	2021	2022	2021	2022	2021
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	$2,440	$36,169	$28,492	$(3,044)	$(50,096)	$(70,726)
Net income (loss) margin	0.6%	11.5%	3.0%	(0.5)%

Less:
Interest income	—	—	—	—	1,369	407
Interest expense	—	—	—	—	(15,572)	(25,425)
Benefit from (provision for) income taxes	—	—	—	—	43,376	(483)
Depreciation and amortization expenses	(37,897)	(42,320)	(29,298)	(17,717)	—	—
Gain on transfer of membership	—	—	—	—	—	45,938
Change in tax receivable agreement liability	—	—	—	—	(45,950)	—
Loss on extinguishment/repayment of debt	—	—	—	—	(10,192)	(21,343)
Gain from equity method investees	—	—	—	—	4,569	13,179
Change in fair value of contingent consideration	—	—	—	—	23,522	(13,281)
Other income (expense), net	—	—	—	—	57	(146)
Repositioning costs	—	—	—	—	—	(7,318)
Stock-based compensation expense	(4,521)	(3,957)	(12,101)	(2,390)	(17,359)	(10,364)
Severance costs	(13,017)	2	—	—	(248)	(200)
Amortization of contract cost assets	(60)	(476)	—	—	(39)	—
Strategy and shareholder advisory expenses	—	—	—	—	—	(6,513)
Acquisition costs	—	—	(8,748)	—	(2,923)	(4,194)
Loss from discontinued operations	—	—	—	—	(463)	(7,317)
Adjusted EBITDA	$57,935	$82,920	$78,639	$17,063	$(30,243)	$(33,666)

Adjusted EBITDA margin	14.2%	26.5%	8.3%	2.9%

Evolent Health, Inc.
Reconciliation of Adjusted Income Attributable to Common
Shareholders to Net Loss Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Net loss attributable to common shareholders of Evolent Health, Inc.	$(11,349)	$(5,647)	$(19,164)	$(37,601)
Less:
Gain from equity method investees	629	454	4,569	13,179
Other income (expense), net	(73)	(73)	57	(146)
Gain on transfer of membership	—	22,969	—	45,938
Loss on extinguishment/repayment of debt, net	—	(2,185)	(10,192)	(21,343)
Change in fair value of contingent consideration	17,700	(14,100)	23,522	(13,281)
Change in tax receivable agreement liability	(3,080)	—	(45,950)	—
Purchase accounting adjustments	(4,870)	(3,539)	(20,841)	(20,529)
Repositioning costs	—	(1,275)	—	(7,318)
Stock-based compensation expense	(14,631)	(4,957)	(33,981)	(16,711)
Severance costs	(12,230)	(146)	(13,265)	(198)
Amortization of contract cost assets	(20)	(43)	(99)	(476)
Loss from discontinued operations (1)	—	(8,700)	(463)	(7,317)
Strategy and shareholder advisory expenses	—	—	—	(6,513)
Acquisition-related costs	(5,198)	(917)	(11,671)	(4,194)
Adjusted income attributable to common shareholders	$10,424	$6,865	$89,150	$1,308

Loss per share attributable to common shareholders (2)
Basic and diluted	$(0.11)	$(0.06)	$(0.20)	$(0.44)

Adjusted income per share available to common shareholders (2)
Basic and diluted	$0.10	$0.08	$0.95	$0.02

Weighted-average common shares(2)
Basic and diluted	99,798	88,326	93,699	86,067
————————
(1)Includes $6.8 million loss on disposal of discontinued operations for the three months ended December 31, 2021, respectively, and $0.5 million and $6.8 million loss on disposal of discontinued operations for years ended December 31, 2022 and 2021, respectively.
(2)For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to our ability to grow our impact significantly throughout this year and beyond, future actions, trends in our businesses, prospective services, new partner additions/expansions, our guidance and business outlook and future performance or financial results, and the closing of pending transactions and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•risks relating to our ability to efficiently integrate NIA into our operations;
•the financial information of NIA and the pro forma financial information of NIA may not be indicative of future results or our financial condition;
•the significant portion of revenue we derive from our largest partners, and the potential loss, non-renewal, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•evolution of the healthcare regulatory and political framework;
•uncertainty in the health care regulatory framework, including the potential impact of policy changes;
•our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, including our acquisitions of IPG and NIA, which could divert management resources, result in unanticipated costs or dilute our stockholders;
•the financial benefits we expect to receive as a result of the sale of certain assets of Passport to Molina Healthcare, Inc. may not be realized;
•the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes;
•risks relating to our ability to maintain profitability for our total cost of care and New Century Health’s performance-based contracts and products, including capitation and risk-bearing contracts;
•our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures;
•changes in general economic conditions nationally and regionally in our markets, including increasing inflationary pressures and economic and business conditions and the impact thereof on the economy resulting from public health emergencies, epidemics, pandemics or contagious diseases such as the COVID-19 pandemic;
•our ability to recover the significant upfront costs in our partner relationships and develop our partner relationships over time;
•our ability to attract new partners and successfully capture new opportunities;
•the increasing number of risk-sharing arrangements we enter into with our partners could limit or negatively impact our profitability;
•our ability to estimate the size of our target markets for our services;
•our ability to maintain and enhance our reputation and brand recognition;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to audits by CMS and other governmental payers and actions, including whistleblower claims under the False Claims Act;
•our ability to partner with providers due to exclusivity provisions in our contracts in some of our partner and founder contracts;
•risks related to managing our offshore operations and cost reduction goals;

•our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all;
•our ability to achieve profitability in the future;
•the impact of litigation proceedings, government inquiries, reviews, audits or investigations;
•material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements;
•restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws;
•liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•adequate protection of our intellectual property, including trademarks;
•risks related to legal proceedings related to any alleged infringement, misappropriation or violation of third-party intellectual property rights;
•our use of “open source” software;
•our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;
•our reliance on third parties and licensed technologies;
•restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies;
•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners;
•our reliance on third-party vendors to host and maintain our technology platform;
•our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our ability to utilize benefits under the tax receivables agreement described herein;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreement we may enter into with unaffiliated third parties;
•the conditional conversion features of the 2025 convertible notes, which, if triggered, could require us to settle the 2025 convertible notes in cash;
•interest rate risk under the Credit Agreement and the terms of our Series A Preferred Stock;
•our debt following the NIA acquisition and our ability to meet our obligations;
•our ability to service our debt and pay dividends on our Series A Preferred Stock
•the potential volatility of our Class A common stock price;
•the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale, including those issuable upon conversion of our Series A Preferred Stock;
•our Series A Preferred Stock has rights, preferences and privileges that are not held by and are preferential to the rights of holders of our Class A common stock, and could in the future substantially dilute the ownership interest of holders of our Class A common stock;
•provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•the ability of certain of our investors to compete with us without restrictions;
•provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and
•our intention not to pay cash dividends on our Class A common stock.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our periodic reports and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.
Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this release except to the extent expressly required by law.